Exhibit 99.1

NEWS RELEASE

NUVASIVE REPORTS FOURTH QUARTER AND FULL YEAR 2016 FINANCIAL RESULTS

Company Drives Record Revenue of $962.1 Million; Provides Updated Financial Performance Guidance for 2017

SAN DIEGO, CA – February 9, 2017 - NuVasive, Inc. (NASDAQ: NUVA), a leading medical device company focused on transforming spine surgery with minimally disruptive, procedurally-integrated solutions, announced today financial results for the quarter and full year ended December 31, 2016. Key performance highlights included:

Fourth Quarter 2016 Highlights:

●	Revenue increased 25.9% to $271.1 million, or 25.5% on a constant currency basis;
●	GAAP operating profit margin of 11.1%; Non-GAAP operating profit margin up 90 basis points to 18.0%; and
●	GAAP diluted earnings per share of $0.11; Non-GAAP diluted earnings per share increase of 51.4% to $0.53.

Full Year 2016 Highlights:

●	Revenue increased 18.6% to $962.1 million, or 18.4% on a constant currency basis;
●	GAAP operating profit margin of 12.8%; Non-GAAP operating profit margin up 70 basis points to 16.1%; and
●	GAAP diluted earnings per share of $0.69; Non-GAAP diluted earnings per share increase of 26.7% to $1.66.

“NuVasive delivered record fourth quarter results and exceeded expectations for the full year 2016. By all measures, the Company had a tremendous year executing against our market-share taking initiatives, delivering strong revenue growth, including a return to 20% year-over-year growth in our core International markets. We exceeded our profitability targets and integrated strategic acquisitions to augment our leadership in spine and deliver the substantial growth we forecasted as part of the deal models,” said Gregory T. Lucier, chairman and chief executive officer of NuVasive. “In 2017, we are committed to driving further market expansion, especially in the spine deformity area, while significantly increasing our in-sourced manufacturing capabilities and focusing on streamlining our operations to drive scale and profitability in our business.”

A full reconciliation of non-GAAP to GAAP measures can be found in the tables of this news release.

Fourth Quarter 2016 Results

NuVasive reported fourth quarter 2016 total revenue of $271.1 million, a 25.9% increase compared to $215.3 million for the fourth quarter 2015. On a constant currency basis, fourth quarter 2016 total revenue increased 25.5% compared to the same period last year.

Gross profit for the fourth quarter 2016 was $204.2 million on a GAAP and non-GAAP basis, while GAAP and non-GAAP gross margin was 75.3%. These results compared to gross profit of $164.0 million on a GAAP and non-GAAP basis, and GAAP and non-GAAP gross margin of 76.2% for the fourth quarter 2015. Total GAAP and non-GAAP operating expenses for the fourth quarter 2016 were $174.1 million and $155.4 million, respectively. These results compared to GAAP and non-GAAP operating expenses of $134.5 million and $127.3 million, respectively, for the fourth quarter 2015.

The Company reported a GAAP net income of $6.4 million, or $0.11 per share, for the fourth quarter 2016 compared to a GAAP net income of $11.5 million, or $0.22 per share, for the fourth quarter 2015. On a non-GAAP basis, the Company reported net income of $27.6 million, or $0.53 per share, for the fourth quarter 2016 compared to net income of $18.0 million, or $0.35 per share, for the fourth quarter 2015.

Full Year 2016 Results

NuVasive reported full year 2016 total revenue of $962.1 million, an 18.6% increase compared to $811.1 million for the full year 2015. On a constant currency basis, full year 2016 total revenue increased 18.4% compared to the same period last year.

Total GAAP and non-GAAP gross profit for the full year 2016 was $722.0 million and $736.7 million, respectively, while GAAP and non-GAAP gross margin of 75.0% and 76.6%, respectively. These results compared to gross profit of $616.6 million on a GAAP and non-GAAP basis and a GAAP and non-GAAP gross margin of 76.0% for the full year 2015. Total GAAP and non-GAAP operating expenses for the full year 2016 were $598.5 million and $581.6 million, respectively. These results compared to $477.6 million and $492.0 million, respectively, for the full year 2015.

The Company reported a GAAP net income of $37.1 million, or $0.69 per share, for the full year 2016 compared to a GAAP net income of $66.3 million, or $1.26 per share, for the full year 2015. On a non-GAAP basis, the Company reported net income of $86.5 million, or $1.66 per share, for the full year 2016 compared to net income of $66.9 million, or $1.31 per share, for the full year 2015.

Cash, cash equivalents and short and long-term marketable securities were approximately $153.6 million at December 31, 2016.

Annual Financial Guidance for 2017

The Company provided the following updated projections to its full year 2017 guidance:

	2017 Guidance [1]
(in Million’s; except %’s and EPS)	GAAP	Non-GAAP
Revenue	$ 1,065	$ 1,065
% Growth - Reported	10.7%	10.7%
% Growth - Constant Currency [2]		11.7%
Operating margin	12.6%	17.1%
Earnings per share	$ 1.16	$ 2.00
EBITDA	23.6%	26.7%
Tax Rate	~35%	~35%

[1] Current guidance reflects guidance provided February 9, 2017, as updated for the expected changes in currency.

[2] Constant currency is a measure that adjusts US GAAP revenue for the impact of currency over the same period in the prior year.

●	Revenue of $1.065 billion, which includes approximately $10 million in year-over-year currency headwinds, and reflects 10.7% growth on a reported basis and 11.7% growth on a constant currency basis compared to revenue of $962.1 million for 2016;
●	Non-GAAP diluted earnings per share of $2.00, an increase of 20% compared to non-GAAP diluted earnings per share of $1.66 for 2016;
●	Non-GAAP operating profit margin of 17.1%, an increase of 100 basis points compared to 16.1% for 2016; and
●	Adjusted EBITDA margin of 26.7%, an increase of 150 basis points compared to 25.2% for 2016.

Supplementary Financial Information

For additional financial detail, please visit the Investor Relations section of the Company’s website at www.nuvasive.com to access Supplementary Financial Information.

Reconciliation of Full Year EPS Guidance
	2016 Actuals	2017 Guidance [1]
GAAP net income per share	$ 0.69	$ 1.16
Impact of change to diluted share count	0.02	0.07

GAAP net income per share, adjusted to diluted Non-GAAP share count	$ 0.71	$ 1.23
Litigation liability gain	(0.83)	-
Business transition costs [2]	0.35	0.05
Non-cash interest expense on convertible notes	0.38	0.33
Non-cash purchase accounting adjustments on acquisitions [3]	0.28	-
Loss on repurchase of convertible notes	0.37	-
Amortization of intangible assets [4]	0.78	0.83
Tax effect of adjustments [5]	(0.38)	(0.44)

Non-GAAP earnings per share	$ 1.66	$ 2.00

GAAP Weighted shares outstanding - basic	50,077	50,967

GAAP Weighted shares outstanding - diluted	54,102	56,269

Non-GAAP Weighted shares outstanding - diluted	51,981	53,069

[1] Current guidance reflects guidance provided February 9, 2017, as updated for the expected changes in currency. Effective tax expense rate of ~35% applied to GAAP earnings and ~35% applied to Non-GAAP earnings.

[2] Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs and other costs directly associated with such activities.

[3] Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[4] Excludes the amortization associated with non-controlling interest.

[5] The impact on results from taxes include tax effecting the adjustments above at the statutory rate as well as taking into account discrete items and including those discrete items in the annual effective tax rate calculation. The Company also includes those adjustments that would have benefited the tax rate in lieu of the above adjustments as part of the Company’s tax filings. The impact of the changes to the tax rate results in an annual estimated rate of ~35% on a non-GAAP basis.

Reconciliation of Non-GAAP Operating Margin %
(in thousands, except %)	2016 Actuals	2017 Guidance [1]
Non-GAAP Gross Margin % [A]	76.6%	76.1%
Non-cash purchase accounting adjustments on acquisitions [2]	(1.5%)	0.0%

GAAP Gross Margin [B]	75.0%	76.1%
GAAP & Non-GAAP Sales, Marketing & Administrative Expense [C]	55.5%	54.0%
Non-GAAP Research & Development Expense [D]	5.0%	5.0%
In-process research & development	0.0%	0.0%

GAAP Research & Development Expense [E]	5.0%	5.0%
Litigation liability [F]	(4.5%)	0.0%
Amortization of intangible assets [G] [3]	4.4%	4.3%
Business transition costs [H] [4]	1.9%	0.3%

Non-GAAP Operating Margin % [A - C - D]	16.1%	17.1%

GAAP Operating Margin % [B - C - E - F - G - H]	12.8%	12.6%

[1] Current guidance reflects guidance provided February 9, 2017, as updated for the expected changes in currency.

[2] Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[3] Excludes the amortization associated with non-controlling interest.

[4] Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs and other costs directly associated with such activities.

Reconciliation of EBITDA %
(in thousands, except %)	2016 Actuals	2017 Guidance [1]
Net Income / (Loss)	3.9%	6.1%
Interest (income) / expense, net [2]	6.1%	3.5%
Provision for income taxes	3.0%	3.1%
Depreciation and amortization [3]	10.5%	10.8%

EBITDA	23.5%	23.6%
Non-cash stock based compensation	2.8%	2.9%
Business transition costs [4]	1.9%	0.3%
Non-cash purchase accounting adjustments on acquisitions [5]	1.5%	0.0%
In-process research & development	0.0%	0.0%
Litigation liability gain	(4.5%)	0.0%

Adjusted EBITDA	25.2%	26.7%

[1] Current guidance reflects guidance provided February 9, 2017, as updated for the expected changes in currency.

[2] Interest (income) / expense, net for the quarter and year ended December 31, 2016 includes loss on extinguishment of debt for $1.6 million and $19.1 million, respectively.

[3] Excludes the amortization associated with non-controlling interest.

[4] Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs and other costs directly associated with such activities.

[5] Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

Reconciliation of Non-GAAP Information

Management uses certain non-GAAP financial measures such as non-GAAP earnings per share, non-GAAP net income, non-GAAP operating expenses and non-GAAP operating profit margin, which exclude amortization of intangible assets, leasehold related charges, integration related expenses associated with acquired businesses, one-time restructuring and acquisition related items, CEO transition related costs, certain litigation charges and non-cash interest expense (excluding debt issuance cost) and or losses on convertible notes. Management also uses certain non-GAAP measures which are intended to exclude the impact of foreign exchange currency fluctuations. The measure constant currency is the use of an exchange rate that eliminates fluctuations when calculating financial performance numbers.

The Company also uses measures such as free cash flow, which represents cash flow from operations less cash used in the acquisition and disposition of capital. Additionally, the Company uses an adjusted EBITDA measure which represents earnings before interest, taxes, depreciation and amortization and excludes the impact of stock-based compensation, leasehold related charges, integration related expenses associated with acquired businesses, CEO transition related costs, certain litigation liabilities, acquisition related items and other significant one-time items. Management calculates the non-GAAP financial measures provided in this earnings release excluding these costs and uses these non-GAAP financial measures to enable it to further and more consistently analyze the period-to-period financial performance of its core business operations. Management believes that providing investors with these non-GAAP measures gives them additional information to enable them to assess, in the same way management assesses, the Company’s current and future continuing operations. These non-GAAP measures are not in accordance with, or an alternative for, GAAP, and may be different from non-GAAP measures used by other companies. Set forth below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measure.

	Reconciliation of Fourth Quarter 2016 Results GAAP Net Income per Share to Non-GAAP Earnings per Share
	(in thousands, except per share data)	Adjustments	Diluted Earnings Per Share
	GAAP net income	$ 6,376	$ 0.11
	Loss on extinguishment of debt	1,641
	Business transition costs [1]	6,624
	Non-cash interest expense on convertible notes	4,992
	Amortization of intangible assets [2]	11,767
	Tax effect of adjustments [3]	(3,843)

	Adjustments to GAAP net income	21,181

	Non-GAAP earnings	$ 27,557	$ 0.53

	GAAP weighted shares outstanding - diluted		55,913

	Non-GAAP weighted shares outstanding - diluted		52,399

[1]

Costs related to acquisition, integration and business transition activities which includes severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs and other costs directly associated with such activities.

[2]	Excludes the amortization associated with non-controlling interest.
[3]

The impact on results from taxes include tax effecting the adjustments above at the statutory rate as well as taking into account discrete items and including those discrete items in the annual effective tax rate calculation. The Company also includes those adjustments that would have benefited the tax rate in lieu of the above adjustments as part of the Company’s tax filings. The impact of the changes to the tax rate results in an annual estimated rate of 37% on a non-GAAP basis. The result of these adjustments is a change in the annual effective tax rate from 29% to 37%. The Company adopted ASU 2016-09 Stock Compensation in Q2 2016 which was effective as of January 1, 2016 with retrospective adjustment. The result of the retrospective adjustment resulted in a change in the Q1 2016 quarterly effective tax rate on a non-GAAP basis from 41% to 36%.

Reconciliation of Year To Date 2016 Results

GAAP Net Income per Share to Non-GAAP Earnings per Share

(in thousands, except per share data)	Adjustments	Diluted Earnings Per Share
GAAP net income	$37,147	$0.69

Litigation liability gain	(43,310)
Business transition costs [1]	18,138
Non-cash interest expense on convertible notes	19,539
Non-cash purchase accounting adjustments on acquisitions [2]	14,747
Loss on repurchases of convertible notes	19,085
Amortization of intangible assets [3]	40,712
Tax effect of adjustments [4]	(19,602)

Adjustments to GAAP net income	49,309

Non-GAAP earnings	$86,456	$1.66

GAAP weighted shares outstanding - diluted		54,102

Non-GAAP weighted shares outstanding - diluted		51,981

[1]	Costs related to acquisition, integration and business transition activities which includes severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs and other costs directly associated with such activities.

[2]	Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[3]	Excludes the amortization associated with non-controlling interest.

[4]	The impact on results from taxes include tax effecting the adjustments above at the statutory rate as well as taking into account discrete items and including those discrete items in the annual effective tax rate calculation. The Company also includes those adjustments that would have benefited the tax rate in lieu of the above adjustments as part of the Company’s tax filings. The impact of the changes to the tax rate results in an annual estimated rate of approximately 37% on a non-GAAP basis. The result of these adjustments is a change in the annual effective tax rate from approximately 29% to 37%. The Company adopted ASU 2016-09 Stock Compensation in Q2 2016 which was effective as of January 1, 2016 with retrospective adjustment. The result of the retrospective adjustment resulted in a change in the Q1 2016 quarterly effective tax rate on a non-GAAP basis from approximately 41% to 36%.

Reconciliation of Fourth Quarter and Twelve Months 2016 Results

GAAP net income to Adjusted EBITDA

	Three months ended	Twelve months ended
(in thousands, except per share data)	December 31, 2016	December 31, 2016

GAAP net income	$6,376	$37,147
Interest (income) / expense, net [1]	12,006	58,514
Provision for income taxes	11,899	29,282
Depreciation and Amortization [2]	28,573	101,438

EBITDA	$58,854	$226,381

Litigation liability gain	—	(43,310)
Non-cash purchase accounting related charges [3]	—	14,747
Business transition costs [4]	6,624	18,138
Non-cash stock based compensation	7,279	26,924

Adjusted EBITDA	$72,757	$242,880

As a percentage of revenue	26.8%	25.2%

[1]	Interest (income) / expense, net for the quarter and year ended December 31, 2016 includes loss on extinguishment of debt for $1.6 million and $19.1 million, respectively.

[2]	Excludes the amortization associated with non-controlling interest.

[3]	Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[4]	Costs related to acquisition, integration and business transition activities which includes severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs and other costs directly associated with such activities.

Investor Conference Call

The Company will hold a conference call today at 4:30 p.m. ET / 1:30 p.m. PT to discuss the results of its fourth quarter and full year 2016 financial performance. The dial-in numbers are 1-877-407-9039 for domestic callers and 1-201-689-8470 for international callers. A live webcast of the conference call will be available online from the Investor Relations page of the Company’s website at www.nuvasive.com.

After the live webcast, the call will remain available on NuVasive’s website through March 9, 2017. In addition, a telephone replay of the call will be available until February 16, 2017. The replay dial-in numbers are 1-844-512-2921 for domestic callers and 1-412-317-6671 for international callers. Please use pin number: 13652783.

About NuVasive

NuVasive, Inc. (NASDAQ: NUVA) is a world leader in minimally invasive, procedurally-integrated spine solutions. From complex spinal deformity to degenerative spinal conditions, NuVasive is transforming spine surgery with innovative technologies designed to deliver reproducible and clinically proven surgical outcomes. NuVasive’s highly differentiated, procedurally-integrated solutions include access instruments, implantable hardware and software systems for surgical planning and reconciliation technology that centers on achieving the global alignment of the spine. With $962 million in revenues (2016), NuVasive has an approximate 2,300 person workforce in more than 40 countries around the world. For more information, please visit www.nuvasive.com.

Forward-Looking Statements

NuVasive cautions you that statements included in this news release or made on the investor conference call referenced herein that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. In addition, this news release contains selected financial results from the fourth quarter and full year 2016, as well as projections for 2017 financial guidance and longer-term financial performance goals. The Company’s results for the fourth quarter and full year 2016 are prior to the completion of review and audit procedures by the Company’s external auditors and are subject to adjustment. In addition, the Company’s projections for 2017 financial guidance and longer-term financial performance goals represent initial estimates, and are subject to the risk of being inaccurate because of the preliminary nature of the forecasts, the risk of further adjustment, or unanticipated difficulty in selling products or generating expected profitability. The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, risks associated with acceptance of the Company’s surgical products and procedures by spine surgeons, spine surgeons, development and acceptance of new products or product enhancements, clinical and statistical verification of the benefits achieved via the use of NuVasive’s products (including the iGA™ platform), the Company’s ability to effectually manage inventory as it continues to release new products, its ability to recruit and retain management and key personnel, and the other risks and uncertainties more fully described in the Company’s news releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

NuVasive, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(Unaudited)	(Unaudited)
Revenue	$271,109	$215,282	$962,072	$811,113
Cost of goods sold (excluding below amortization of intangible assets)	66,926	51,233	240,093	194,479

Gross profit	204,183	164,049	721,979	616,634
Operating expenses:
Sales, marketing and administrative	142,413	118,837	533,624	457,280
Research and development	12,983	8,606	47,999	35,833
Amortization of intangible assets	12,089	3,479	42,001	12,516
Litigation liability (gain) loss	—	681	(43,310)	(41,826)
Business transition costs	6,624	2,902	18,138	13,748

Total operating expenses	174,109	134,505	598,452	477,551
Interest and other expense, net:
Interest income	167	464	1,091	1,589
Interest expense	(10,532)	(7,403)	(40,520)	(29,078)
Loss on repurchases of convertible notes	(1,641)	—	(19,085)	—
Other (expense) income, net	(203)	(105)	(305)	425

Total interest and other expense, net	(12,209)	(7,044)	(58,819)	(27,064)

Income before income taxes	17,865	22,500	64,708	112,019
Income tax expense	(11,899)	(11,397)	(29,282)	(46,729)

Consolidated net income	$5,966	$11,103	$35,426	$65,290

Add back net loss attributable to non-controlling interests	$(410)	$(400)	$(1,721)	$(1,001)

Net income attributable to NuVasive, Inc.	$6,376	$11,503	$37,147	$66,291

Net income per share attributable to NuVasive, Inc.:
Basic	$0.13	$0.23	$0.74	$1.36

Diluted	$0.11	$0.22	$0.69	$1.26

Weighted average shares outstanding:
Basic	50,394	49,205	50,077	48,687

Diluted	55,913	53,087	54,102	52,424

NuVasive, Inc.

Consolidated Balance Sheets

(in thousands, except par values and share amounts)

	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$153,643	$192,339
Short-term marketable securities	—	165,423
Accounts receivable, net of allowances of $8,912 and $5,320, respectively	171,595	127,595
Inventory, net	208,249	168,140
Prepaid income taxes	31,926	40,540
Prepaid expenses and other current assets	10,030	8,790

Total current assets	575,443	702,827
Property and equipment, net	181,524	141,441
Long-term marketable securities	—	112,332
Intangible assets, net	291,143	85,076
Goodwill	485,685	154,281
Deferred tax assets	5,810	83,691
Restricted cash and investments	7,405	5,615
Other assets	23,794	17,404

Total assets	$1,570,804	$1,302,667

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$77,585	$60,986
Contingent consideration liabilities	49,742	—
Accrued payroll and related expenses	51,000	37,640
Income tax liabilities	2,469	990
Short-term senior convertible notes	61,701	—

Total current liabilities	242,497	99,616
Long term senior convertible notes	564,412	372,920
Deferred and income tax liabilities, non-current	18,607	8,602
Non-current litigation liabilities	—	88,261
Other long-term liabilities	44,764	14,425
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 120,000,000 shares authorized at December 31, 2016 and December 31, 2015, 55,184,660 and 52,616,471 issued and outstanding at December 31, 2016 and December 31, 2015, respectively	55	53
Additional paid-in capital	1,010,238	989,387
Accumulated other comprehensive loss	(10,631)	(12,112)
Accumulated deficit	(66,859)	(104,006)
Treasury stock at cost; 4,758,828 shares and 3,316,794 shares at December 31, 2016 and December 31, 2015, respectively	(237,867)	(161,788)

Total NuVasive, Inc. stockholders’ equity	694,936	711,534
Non-controlling interests	5,588	7,309

Total equity	700,524	718,843

Total liabilities and equity	$1,570,804	$1,302,667

NuVasive, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2016	2015
Operating activities:
Consolidated net income	$35,426	$65,290
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	102,713	65,915
Deferred income tax expense	26,265	34,757
Loss on repurchases of convertible notes	19,085	—
Amortization of non-cash interest	22,721	17,851
Stock-based compensation	26,924	26,203
Reserves on current assets	11,408	9,454
Other non-cash adjustments	16,928	17,581
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(33,250)	(9,463)
Inventory	(22,636)	(25,984)
Prepaid expenses and other current assets	(5,665)	1,239
Accounts payable and accrued liabilities	11,854	7,742
Accrued royalties	471	(46,092)
Accrued payroll and related expenses	8,849	(192)
Litigation liability	(88,450)	(36,270)
Income taxes	23,652	(39,304)

Net cash provided by operating activities	156,295	88,727
Investing activities:
Acquisition of Ellipse Technologies, net of cash acquired	(380,080)	—
Other acquisitions and investments	(108,591)	(1,357)
Purchases of intangible assets	(5,918)	(32,020)
Proceeds from sales of property and equipment	—	40
Purchases of property and equipment	(88,372)	(75,772)
Purchases of marketable securities	(128,956)	(427,945)
Proceeds from sales of marketable securities	407,032	411,471
Proceeds from sales of restricted investments	—	180,694
Purchases of restricted investments	—	(62,625)

Net cash used in investing activities	(304,885)	(7,514)
Financing activities:
Incremental tax benefits related to stock-based compensation awards	—	15,185
Proceeds from the issuance of common stock	9,492	12,106
Payment of contingent consideration	(422)	(514)
Purchase of treasury stock	(24,734)	(56,929)
Proceeds from issuance of convertible debt, net of issuance costs	634,140	—
Proceeds from sale of warrants	44,850	—
Purchase of convertible note hedge	(111,150)	—
Repurchases of convertible notes	(439,519)	—
Proceeds from revolving line of credit	50,000	—
Repayments on revolving line of credit	(50,000)	—
Other financing activities	(1,834)	(192)

Net cash provided by (used in) financing activities	110,823	(30,344)
Effect of exchange rate changes on cash	(929)	(917)

(Decrease) increase in cash and cash equivalents	(38,696)	49,952
Cash and cash equivalents at beginning of year	192,339	142,387

Cash and cash equivalents at end of year	$153,643	$192,339